Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. of our report dated December 7, 2006, with respect to the consolidated financial statements of Helmerich & Payne, Inc., included in the 2006 Annual Report to Shareholders of Helmerich & Payne, Inc.

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-34939) pertaining to the Helmerich & Payne, Inc. 1996 Stock Incentive Plan,
  (2)
  Registration Statement (Form S-8 No. 333-63124) pertaining to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan, and
  (3)
  Registration Statement (Form S-8 No. 333-137144) pertaining to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan;

of our report dated December 7, 2006, with respect to the consolidated financial statements of Helmerich & Payne, Inc. incorporated herein by reference and our report dated December 7, 2006, with respect to Helmerich & Payne, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc., included herein.

/s/ Ernst & Young LLP
Tulsa, Oklahoma
December 7, 2006